Exhibit 99.1

Ivanhoe Energy appoints Randolph Thornton to Board of Directors

CALGARY, Nov. 20, 2014 /CNW/ - Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) today announced the appointment of Randolph Thornton to the company's Board of Directors.

Mr. Thornton is President and Chief Executive Officer of Comdisco Holding Company, Inc. He also is non-executive Chairman and a member of the board of both Core-Mark International and National Energy & Gas Transmission. He served as Managing Director and a Senior Credit Officer of Citigroup where he worked for 34 years; the last 20 years as a senior executive in its corporate restructuring practice.

Mr. Thornton graduated from Lafayette College in 1967 with a B.A. in History and earned an MBA in Finance at Columbia Business School in 1971. He previously served in Vietnam as a US Army 1st Lieutenant, receiving two bronze stars with the 9th Infantry Division.

"Ivanhoe Energy welcomes Mr. Thornton to the board. His skill set and experience are assets to the company during this critical period of building and sustaining value for shareholders," said Carlos Cabrera, Executive Chairman.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTL®). Core operations are in Canada, the United States and Ecuador, with business development opportunities worldwide. Ivanhoe Energy trades on the Toronto Stock Exchange with the ticker symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN. For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures, statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements. Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTL® technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2013 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

SOURCE Ivanhoe Energy Inc.

%CIK: 0001106935

For further information: Investors: Bill Trenaman +1.604.331.9834; Media: Bob Williamson +1.604.512.4856

CO: Ivanhoe Energy Inc.

CNW 18:20e 20-NOV-14